As filed with the Securities and Exchange Commission on October 31, 2008

Registration No. 333-153706

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way

Lanham, Maryland 20706-4417

(301) 731-4233

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John B. Higginbotham

Chief Executive Officer

Integral Systems, Inc.

5000 Philadelphia Way

Lanham, Maryland 20706-4417

(301) 731-4233

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Howard B. Adler, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, NW

Washington, D.C. 20036

(202) 955-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1) (2) (3)	Amount of Registration Fee (4)
Common Stock (5)	(6)	$(6)	(6)
Debt Securities (7)	(6)	$(6)	(6)
Warrants (8)	(6)	$(6)	(6)
Total	$250.0 million		$250.0 million	$9,825.00 (9)

(1)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of the securities registered hereunder. There is being registered hereunder an indeterminate number of shares of common stock and warrants to purchase common stock or debt securities and an indeterminate principal amount of debt securities. In addition to the securities issued directly under this Registration Statement, the registrant is registering an indeterminate number of shares of common stock as may be issued upon the exercise of warrants or the conversion of debt securities registered hereunder and an indeterminate principal amount of debt securities as may be issued upon the exercise of warrants registered hereunder. No separate consideration will be received for any securities so issued upon exercise or conversion. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	Estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this Registration Statement exceed $250.0 million or the equivalent thereof in one or more foreign currencies. If any debt securities are issued with original issue discount, we will register such greater principal amount as shall result in proceeds not to exceed $250.0 million to the registrant.
(3)	With respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.
(4)	The registration fee has been calculated in accordance with Rule 457(o) of the Securities Act.
(5)	Shares of common stock may be issued in primary offerings, upon conversion of convertible debt securities registered hereby and upon exercise of equity warrants registered hereby.
(6)	Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act.
(7)	Debt securities may be issued in primary offerings and/or upon exercise of debt warrants registered hereby. The debt securities to be offered hereunder will consist of one or more series of senior debt securities, subordinated debt securities, senior convertible debt securities or subordinated convertible debt securities.
(8)	Warrants may be offered and sold entitling the holder to purchase common stock or debt securities registered hereunder. Pursuant to Rule 457(g), no registration fee is attributable to the warrants registered hereunder.
(9)	The registration fee of $9,825.00 was paid in connection with the initial filing of this registration statement on September 29, 2008.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 31, 2008

PRELIMINARY PROSPECTUS

Common Stock

Debt Securities

Warrants to Purchase Equity or Debt Securities

We may offer any of the following securities from time to time:

•	common stock;

•	debt securities;

•	warrants to purchase equity or debt securities; or

•	any combination of these securities.

We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series.

The shares of common stock of Integral Systems, Inc. are listed on the NASDAQ National Market under the symbol “ISYS.” The address of our registered and principal office is 5000 Philadelphia Way, Lanham, Maryland, 20706-4417. The telephone number at that address is (301) 731-4233.

You should read this prospectus and any supplements carefully before you invest. We strongly recommend that you read carefully the risks we describe in this prospectus as well as any accompanying prospectus supplements and the risk factors in our most current reports filed with the Securities and Exchange Commission, for a fuller understanding of the risks and uncertainties that we face. See “Risk Factors” beginning on page 16 of this prospectus.

The securities offered under this prospectus have not been approved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

We may sell the securities offered under this prospectus on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will identify such agents, dealers or underwriters and will set forth any applicable commissions or discounts. Our anticipated net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated                     , 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless we have indicated otherwise, references in this prospectus to “Integral Systems,” “we,” “us” and “our” or similar terms are to Integral Systems, Inc. and its direct and indirect wholly owned subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s Internet site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C., located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The shares of common stock of Integral Systems, Inc. are listed and traded on the NASDAQ National Market, or NASDAQ, under the symbol “ISYS.” You may also inspect the information we file with the SEC at the NASDAQ’s offices. For further information about obtaining copies of our public filings at the NASDAQ’s offices, you should call (212) 401-8700. Information about us, including our SEC filings, is also available at our Internet site at http://www.integ.com. However, the information on our Internet site is not a part of this prospectus or any accompanying prospectus supplement.

This prospectus is part of a registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of ours, you should refer to the exhibits that are a part of the registration statement or the prospectus supplement for a copy of the referenced contract or document. Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•

the Annual Report of Integral Systems, Inc. on Form 10-K for the year ended September 30, 2007, including those portions incorporated by reference therein of our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 30, 2008, as amended by the Definitive Additional Materials on Schedule 14A filed with the SEC on February 11, 2008;

•	the Quarterly Reports of Integral Systems, Inc. on Form 10-Q for the quarterly periods ended December 31, 2007, March 31, 2008 and June 30, 2008;

•

the Current Reports of Integral Systems, Inc. on Form 8-K filed with the SEC on October 4, 2007, November 19, 2007, December 11, 2007, February 26, 2008, February 27, 2008, March 3, 2008, March 20, 2008, June 12, 2008, July 7, 2008 (two filings), July 11, 2008, July 29, 2008, August 8, 2008, August 13, 2008, September 23, 2008 and October 22, 2008; and

•	the description of our common stock contained in our Form 8-A filed with the SEC on May 25, 1990 and any amendment or report filed for the purpose of updating such description.

You may obtain a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Integral Systems, Inc.

5000 Philadelphia Way

Lanham, Maryland 20706-4417

(301) 731-4233

Attn: Ms. Tory Harris

You should rely only on the information incorporated by reference or provided in this prospectus and any supplement and any free writing prospectus provided, authorized or approved by us. We have not authorized anyone else to provide you with other information.

OUR COMPANY

Integral Systems, Inc., a Maryland corporation incorporated in 1982, builds satellite ground systems and equipment for command and control, integration and test, data processing and simulation. Since our inception, we have provided ground systems for over 200 different satellite missions for communications, science, meteorology and earth resource applications. We have an established domestic and international customer base that includes government and commercial satellite operators, spacecraft and payload manufacturers and aerospace systems integrators.

We have developed innovative software and hardware products designed to reduce the cost of, and minimize the development risk associated with, traditional, custom-built satellite ground systems. We were a pioneer in offering a comprehensive commercial off-the-shelf, or COTS, software product line for command and control. As a systems integrator, we configure these products to provide turnkey (fully equipped, ready to go into operation) satellite control facilities that can operate multiple satellites from most manufacturers. We believe that these systems offer significant cost savings for customers that have traditionally purchased a separate custom control center for each of their satellites.

We design and build satellite communications equipment and systems, principally for military applications, through our wholly owned subsidiary Real Time Logic, Inc., or RT Logic. This equipment is used in satellite tracking stations, control centers, spacecraft factories and range facilities.

We offer complementary ground system components and systems through our wholly owned subsidiaries SAT Corporation, or SAT, and Newpoint Technologies, Inc., or Newpoint. Components and systems offered by SAT and Newpoint include turnkey systems, hardware and software for satellite and terrestrial communications signal monitoring, network and ground equipment monitoring and control and satellite data processing.

We also own and operate a wholly owned subsidiary, Integral Systems Europe S.A.S., or ISI Europe, with headquarters in Toulouse, France. ISI Europe serves as the focal point for the support of much of our European business. ISI Europe pursues ground systems business in Europe and Africa for command and control, signal monitoring and network management, using products from all of our subsidiaries.

On October 3, 2005, we acquired substantially all of the assets of Lumistar, LLC, which we hold in a subsidiary of RT Logic, Lumistar, Inc., or Lumistar. Through Lumistar, we provide system level and board level telemetry products.

Our operations in Lanham, Maryland, which include a portion of our government and commercial segments, and our wholly owned subsidiary RT Logic in Colorado Springs, Colorado, and Englewood, Colorado, are ISO 9001:2000 certified.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the years ended September 30, 2007, 2006, 2005, 2004 and 2003, and for the nine-month period ended June 30, 2008. The ratio of earnings to fixed charges was calculated by dividing (x) total earnings available for fixed charges, which equals the sum of net income, provision for income taxes and interest expense, into (y) total fixed charges, which consists of interest expense.

	Nine Months Ended June 30,	Year Ended September 30,
	2008	2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	4,298x	436x	1,767x	1,485x	1,516x	877x

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include, but are not limited to, repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities.

SUMMARY OF THE SECURITIES OFFERED BY THIS PROSPECTUS

We may offer and sell, at any time and from time to time:

•	common stock;

•	debt securities;

•	warrants to purchase equity or debt securities; or

•	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into shares of our common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC that will describe the terms of the offering and sale of the offered securities. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will state such information.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes certain provisions of our charter and our by-laws. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our charter and by-laws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

We may offer shares of our common stock.

Our authorized capital stock consists of 40,000,000 shares of common stock, par value $.01 per share. On August 13, 2008, we announced that the Board of Directors approved a stock split of our common stock. This stock split was effected in the form of a stock dividend, for which one share of common stock was distributed for each share of common stock issued and outstanding as of the close of business on the record date of August 25, 2008. As of September 8, 2008, we had issued and outstanding 17,244,534 shares of common stock (after giving effect to the stock dividend).

Except as may otherwise be required by law and subject to any preferences of any other class or series of capital stock, the holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of common stock do not have cumulative voting rights with respect to the election of directors. In addition, the holders of common stock do not possess any of the following:

•	preemptive rights;

•	sinking fund rights;

•	redemption rights; or

•	conversion rights.

Under the Maryland General Corporation Law, or the MGCL, our stockholders generally are not liable for our debts or obligations. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share ratably in all of our assets that are legally available for distribution, after payment of all debts and other obligations. The outstanding shares of common stock are fully paid and nonassessable.

As of September 8, 2008, we had outstanding options to purchase a total of 1,989,260 shares of common stock (after giving effect to the stock dividend) under our stock option plans, of which 402,592 were exercisable. As of such date, an additional 1,299,760 shares of common stock (after giving effect to the stock dividend) remained reserved for grant under our stock option plans and 1,800,000 shares of common stock (after giving effect to the stock dividend) remained reserved for purchase under our employee stock purchase plan.

Registrar or Transfer Agent

The transfer agent and registrar for our common stock is Registrar & Transfer Co.

DESCRIPTION OF THE DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may not apply to those securities will be described in the applicable prospectus supplement. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security that you purchase.

As used in this “Description of the Debt Securities,” the “Issuer” refers to Integral Systems, Inc. as the issuer of the applicable series of debt securities and does not, unless the context otherwise indicates, include any of its subsidiaries.

Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

General

The debt securities that we offer will be either senior debt securities or subordinated debt securities. The Issuer will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into by us and Wilmington Trust FSB, as trustee. The Issuer will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into by us and Wilmington Trust FSB, as trustee. We refer to both the senior indenture and the subordinated indenture as the indentures, and to the trustees under each indenture as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to understand fully the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended.

The senior debt securities will be unsubordinated obligations of the Issuer. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of the Issuer’s outstanding debt that would rank senior to the subordinated debt securities.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the prospectus supplement for such series.

The applicable prospectus supplement will set forth the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the price at which the Issuer will issue the debt securities;

•	if other than 100% of the principal amount, the percentage of the principal amount of the debt securities payable upon maturity of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable (or method of determination thereof);

•

the rate or rates (or method of determination thereof) at which the debt securities will bear interest (including any interest rates applicable to overdue payments), if any, the date or dates from which any such interest will accrue and on which such interest will be payable, the record dates for the determination of the holders to whom interest is payable and the dates on which any other amounts, if any, will be payable;

•	if other than as set forth herein, the place or places where the principal of, premium and other amounts, if any, and interest, if any, on the debt securities will be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which, debt securities may be redeemed, in whole or in part, at our option;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

•

our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series will be issuable;

•	the form of such debt securities, including such legends as required by law or as we deem necessary or appropriate;

•	whether the debt securities are convertible into shares of our common stock and, if so, the terms and conditions of such conversion;

•	whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

•	whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee;

•	the ranking of such debt securities as senior debt securities or subordinated debt securities;

•

if other than U.S. dollars, the currency or currencies (including composite currencies or currency units) in which the debt securities may be purchased and in which payments on the debt securities will be made (which currencies may be different for payments of principal, premium or other amounts, if any, and/or interest, if any);

•	if the debt securities will be secured by any collateral, a description of the collateral and the terms and conditions of the security and realization provisions;

•	the ability, if any, to defer payments of principal, interest or other amounts; and

•

any other specific terms or conditions of the debt securities, including any additional events of default or covenants provided for with respect to the debt securities, and any terms that may be required by or advisable under applicable laws or regulations.

“Principal” when used in this section includes any premium on any series of the debt securities.

Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency that we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.

The debt securities may be issued only in fully registered form and, unless otherwise provided in the prospectus supplement relating to any debt securities, in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency that we maintain for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

The indentures require the annual filing by the Issuer with the trustee of a certificate as to compliance with certain covenants contained in the indentures.

We will comply with Section 14(e) of the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The Issuer will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

•	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Events of Default

Except as otherwise set forth in the prospectus supplement relating to any debt securities, an Event of Default with respect to the debt securities of any series is defined in the indentures as:

•

default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

•

default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise;

•

default in the performance, or breach, of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

•	certain events of bankruptcy, insolvency or reorganization of the Issuer.

Additional Events of Default may be added for the benefit of holders of certain series of debt securities. Any such additional Events of Default that are added will be described in the prospectus supplement relating to such debt securities.

The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee that has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

Except as otherwise set forth in the prospectus supplement relating to any debt securities, the indentures provide that, if an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganizations of the Issuer) with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding may, by notice to the Issuer, declare the principal amount of all debt securities of such series and accrued and unpaid interest to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

Subject to the provisions of the indentures relating to the duties of the trustee, if an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee reasonable security or indemnity. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.

No holder of any debt security of any series will have any right under the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indentures or for any remedy thereunder, unless (1) such holder has previously given the trustee written notice of an Event of Default with respect to debt securities of such series and (2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series also have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. However, the right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

Merger

Each indenture provides that the Issuer may consolidate with, sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, if:

•

either (a) the Issuer is the continuing company or (b) the successor company is a domestic company and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by the Issuer; and

•

the Issuer or such continuing or successor company, as the case may be, is not, immediately after such merger, consolidation, sale, conveyance or lease, in material default in the performance or observance of any such covenant or condition.

Satisfaction and Discharge of Indentures

The indenture with respect to any series of debt securities will be discharged and cancelled (except for certain specified surviving obligations, including the Issuer’s obligation to pay the principal of and interest on the debt securities of such series) upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

Modification of the Indentures

The indentures contain provisions permitting the Issuer and the trustee thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the applicable indenture affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series. However, no such supplemental indenture may without the consent of the holder of each debt security so affected:

•

change the stated maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, change the time at which the debt securities of any series may be redeemed, or impair or affect the right of any holder of debt securities to receive payment of principal of, and interest on, any debt security or to institute suit for payment thereof or, if the debt securities provide therefor, affect any right of repayment at the option of the holders of the debt securities; or

•	change the provisions of the indenture that relate to modifying or amending the provisions of the indenture described above.

Additional amendments requiring the consent of each holder affected thereby may be specified for the benefit of holders of certain series of debt securities and, if added, will be described in the prospectus supplement relating to such debt securities.

Additionally, in certain circumstances prescribed in the indenture governing the relevant series of debt securities, the Issuer and the trustee may execute supplemental indentures without the consent of the holders of debt securities.

Defeasance

The indentures provide that, if such provision is made applicable to the debt securities of any series, the Issuer may elect to terminate, and be deemed to have satisfied and to be discharged from, all its obligations with respect to such series of debt securities except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities, to compensate and indemnify the trustee and to pay or cause to be paid the principal of, and interest, if any, on all debt securities of such series when due (“defeasance”) upon the deposit with the trustee, in trust for such purpose, of funds and/or government obligations, which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may be established only if the Issuer complies with certain conditions, including delivery to the trustee of an opinion of counsel confirming that, subject to customary assumptions and exclusions, the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our equity securities or our debt securities. We may offer warrants separately or together with any other securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.

We will issue warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in a prospectus supplement for the warrants. You should review the detailed provisions of the relevant warrant agreement to be filed with the SEC in connection with the offering of specific warrants for a full description and for other information regarding the warrants.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement before making an investment decision. You should also refer to the other information contained in this prospectus or incorporated herein by reference, including our consolidated financial statements and the notes to those statements and the risks and uncertainties described in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended September 30, 2007. Please also refer to the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” immediately below.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this prospectus, including certain information incorporated by reference into this document, constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. In addition, from time to time, we may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. Forward-looking statements can be identified by the use of forward-looking terminology such as “may”, “will”, “believe”, “expect”, “anticipate”, “estimate”, “continue” or other similar words, including but not limited to statements as to our intent, belief or current expectations and that of our directors, officers and management with respect to our future operations, performance or positions or which contain other forward-looking information. These forward-looking statements are predictions. The future results indicated, whether expressed or implied, may not be achieved. Our actual results may differ significantly from the results discussed in the forward-looking statements. While we believe that these statements are and will be accurate, a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in our statements. Our business is dependent upon general economic conditions and upon various conditions specific to us and to our industry and future trends cannot be predicted with certainty. Particular risks and uncertainties that may affect our business, other than those described elsewhere in this prospectus, include the risks described in “Risk Factors.”

These forward-looking statements are based upon a variety of assumptions relating to our business, which may not be realized. Because of the number and range of the assumptions underlying our forward-looking statements, many of which are subject to significant uncertainties and contingencies beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this document. These forward-looking statements are based on current information and expectations, and we assume no obligation to update. Therefore, our actual experience and the results achieved during the period covered by any particular forward-looking statement should not be regarded as a representation by us or any other person that these estimates will be realized, and actual results may vary materially. Some or all of these expectations may not be realized and any of the forward-looking statements contained in this prospectus or incorporated by reference into this prospectus may not prove to be accurate.

Factors, risks and uncertainties that could cause our actual results to vary materially from recent results or from anticipated future results are described below. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.

•	A significant portion of our revenue is derived from contracts or subcontracts funded by the U.S. government and are subject to the budget and funding process of the U.S. government.

•	Our contracts and subcontracts are typically subject to termination without cause.

•	Our contracts and subcontracts that are funded by the U.S. government are subject to U.S. government regulations and audits.

•	Our contracts and subcontracts that are funded by the U.S. government are subject to a competitive bidding process that may affect our ability to win contract awards or renewals in the future.

•	We enter into fixed-price contracts that could subject us to losses in the event that we have cost overruns.

•	Our contracts and subcontracts are subject to competition, strict performance and other requirements.

•	Intense competition in the satellite ground system industry could affect our future financial performance.

•	We are subject to risks associated with our strategy of acquiring or merging with other companies.

•	We may be exposed to product liability or related claims with respect to our products.

•	Our products may become obsolete due to rapid technological change in the satellite industry.

•	Our business is subject to risks associated with international transactions.

•	Our business is dependent on the availability of certain components and raw materials that we buy from suppliers.

•	We depend upon attracting and retaining a highly skilled professional staff.

•	We depend upon the services of our key personnel.

•	We depend upon intellectual property rights and risk having our rights infringed.

•	The estimated backlog under our contracts is not necessarily indicative of revenues that will actually be realized under the contracts.

•	Performance of some of our U.S. government contracts may require certain security clearances.

•	Some of our contracts are subject to security classification restrictions.

•	The market price of our common stock may be volatile.

•	Our quarterly operating results may vary significantly from quarter to quarter.

•

We have substantial investments in recorded goodwill as a result of prior acquisitions, and changes in future business conditions could cause these investments to become impaired, requiring substantial write-downs that would reduce our operating income.

•

The disruption, expense and potential liability associated with existing and future litigation against us could have a material adverse effect on our business, results of operations, financial condition and cash flows.

•

We currently are subject to a formal SEC investigation and a related NASDAQ inquiry, which could require significant management attention and legal resources and could have a material adverse effect on us.

PLAN OF DISTRIBUTION

We may sell the offered securities (a) through agents, (b) through underwriters or dealers, (c) directly to one or more purchasers, (d) through direct sales or auctions performed by utilizing the Internet or a bidding or ordering system or (e) through a combination of any of these methods of sale or by any other legally available means. We will identify the specific plan of distribution, including any underwriters, dealers or agents and their compensation, or any direct purchasers, in a prospectus supplement.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any loan of securities or short position created in connection with those sales.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, and any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

In connection with any particular offering pursuant to the shelf registration statement of which this prospectus forms a part, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids on the NASDAQ or otherwise.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

•

Over-allotment transactions involve sales by an underwriter of shares in excess of the number of shares an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by an underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. An underwriter may close out any short position by exercising its over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, an underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If an underwriter sells more shares than could be covered by the over-allotment option, creating a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when shares originally sold by the syndicate member are repurchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of the shares of common stock. As a result, the price of our shares of common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NASDAQ or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Gibson, Dunn & Crutcher LLP, Washington, D.C., will provide opinions regarding the authorization and validity of the debt securities to be offered hereby with respect to New York law. Certain legal matters relating to Maryland law, including the validity of the common stock to be offered hereby, will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. Any underwriters may also be represented by their own counsel, and that counsel will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended September 30, 2007 have been so incorporated in reliance on the reports of Bernstein & Pinchuk LLP, an independent registered public accounting firm, for the years ended September 30, 2007 and 2006, given upon the authority of said firm as experts in auditing and accounting in giving said reports, and the report of Grant Thornton LLP, an independent registered public accounting firm, for the year ended September 30, 2005, given upon the authority of said firm as experts in auditing and accounting in giving said report.

INTEGRAL SYSTEMS, INC.

PROSPECTUS

, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by Integral Systems, Inc., or the Registrant. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

Securities and Exchange Commission Registration Fee	$9,825
Printing Fees and Expenses	2,500
Accounting Fees and Expenses	25,000
Legal Fees and Expenses	25,000
Trustee’s and Depositary’s Fees	5,000
Miscellaneous	1,500

Total	$68,825

Item 15.	Indemnification of Directors and Officers

As permitted by the MGCL, Article NINTH of the Registrant’s Articles of Restatement, or Charter, provides for indemnification of directors and officers of the Registrant as follows:

NINTH: The Corporation shall indemnify as determined by the Board of Directors any person who is serving or has served as a director or officer or employee or agent of this Corporation to the extent permitted by Maryland Law, who has been made, or is threatened to be made, a party to an action, suit, or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was a director or officer or employee or agent of the Corporation, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to an employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, or as an officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise, or as an employee, or as an agent, except in relation to matters as to which such person is adjudged in such action, suit or proceedings or otherwise determined to be liable for negligence or misconduct in the performance of duty.

In addition, the Corporation as determined by the Board of Directors shall pay for or reimburse any expenses incurred by such persons who are parties to such proceedings, in advance of the final disposition of such proceedings, to the extent permitted by the Maryland Law.

The Registrant has also entered into separate indemnity agreements with certain of its officers and all of its directors that provide, among other things, that the Registrant will indemnify each such officer and director and advance expenses thereto, under the circumstances and to the extent provided for therein, to the fullest extent permitted by the MGCL against judgments, penalties, fines, settlements and reasonable expenses actually incurred by such officer or director in the event he or she has been made, or is threatened to be made, a party to an action, suit or other proceeding, whether civil, criminal, administrative, investigative, or otherwise, by reason of his or her present or prior service as a director, officer or employee of the Registrant, as the case may be, or present or prior service at the request of Integral Systems as a director, officer, employee or as a fiduciary of an employee benefit plan, or as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The MGCL permits a corporation in certain circumstances to indemnify its directors and officers (which include any person who is, or was, serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan), among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceedings, and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceedings, the director or officer had reasonable cause to believe that the action or omission was unlawful.

The MGCL permits the charter of a Maryland corporation to include a provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but the charter may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders to the extent that (i) it is proved the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Registrant has not expanded or limited the liability of its directors and officers for money damages in its Charter.

The Registrant also maintains indemnity insurance pursuant to which its directors and officers are indemnified against losses under certain circumstances as a result of claims brought against the directors and officers in their capacities as such.

Item 16.	Exhibits

See the Exhibit Index, which is incorporated herein by reference.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)

which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lanham, Maryland, on October 31, 2008.

INTEGRAL SYSTEMS, INC.

By:	/s/ WILLIAM M. BAMBARGER, JR.
Name:	William M. Bambarger, Jr.
Title:	Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Name and Signature	Title	Date

/s/ JOHN B. HIGGINBOTHAM	Chief Executive Officer and Director	October 31, 2008
John B. Higginbotham

/s/ WILLIAM M. BAMBARGER, JR.	Chief Financial Officer and Treasurer,	October 31, 2008
William M. Bambarger, Jr.	Principal Accounting Officer

*	Chairman of the Board, Director	October 31, 2008
John M. Albertine

*	Director	October 31, 2008
James B. Armor, Jr.

S-1

	*	Director	October 31, 2008
Alan W. Baldwin

	*	Director	October 31, 2008
Paul G. Casner, Jr.

	*	Director	October 31, 2008
William Leimkuhler

	*	Director	October 31, 2008
R. Doss McComas

*By:	/s/ WILLIAM M. BAMBARGER, JR.
William M. Bambarger, Jr.
Attorney-in-fact

S-2

EXHIBIT INDEX

Exhibit Number	Description

Incorporation by Reference

(where a report or registration

statement is indicated below, that

document has been previously filed with

the SEC and the applicable exhibit is

incorporated by reference thereto)

1.1	Form of Equity Securities Underwriting Agreement	*

1.2	Form of Debt Securities Underwriting Agreement	*

3.1	Articles of Restatement of the Company dated May 7, 1999, as supplemented by Articles Supplementary of the Company dated March 13, 2006 and as supplemented by Articles Supplementary of the Company dated February 12, 2007	Exhibit 3.1 to the Quarterly Report on Form 10-Q for the period ended March 31, 2007 filed with the SEC on May 10, 2007.

3.2	Amended and Restated By-laws of the Company, as amended by Amendments No. 1, 2, 3 and 4 to the Amended and Restated By-laws of Integral Systems, Inc.	Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on September 20, 2007.

4.1	Specimen Common Stock Certificate	Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-58453) filed with the SEC on July 2, 1998.

4.2	Form of Senior Indenture of Integral Systems, Inc.	**

4.3	Form of Subordinated Indenture of Integral Systems, Inc.	**

4.4	Form of Warrant Agreement for Common Stock (including form of warrant certificate)	*

4.5	Form of Warrant Agreement for Debt Securities (including form of warrant certificate)	*

4.6	Form of Deposit Agreement/Deposit Receipt	*

5.1	Opinion of Gibson, Dunn & Crutcher LLP	Filed herewith.

5.2	Opinion of Ballard Spahr Andrews & Ingersoll, LLP	Filed herewith.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges	**

23.1	Consent of Grant Thornton LLP	Filed herewith.

23.2	Consent of Bernstein & Pinchuk LLP	Filed herewith.

23.3	Consent of Gibson, Dunn & Crutcher LLP	Included in Exhibit 5.1 filed herewith.

23.4	Consent of Ballard Spahr Andrews & Ingersoll, LLP	Included in Exhibit 5.2 filed herewith.

24	Power of Attorney (included on signature page)	**

25	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939	**

*	To be filed either as an exhibit to an amendment to this Registration Statement or a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

** Previously filed.